Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-212366) of our report dated January 27, 2016 relating to the financial statements, which appears in 8point3 Energy Partners LP’s Transition Report on Form 10-K/A for the eleven months ended November 30, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 24, 2016